================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   -------------

(2) Aggregate number of securities to which transaction applies:
                                                                ----------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                --------------------------------

(4) Proposed maximum aggregate value of transaction:
                                                    ----------------------------

(5) Total fee paid:
                   ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           -----------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                 -------------------------------

(3) Filing Party:
                 ---------------------------------------------------------------

(4) Date Filed:
               -----------------------------------------------------------------

================================================================================

PROXY
STATEMENT
&
NOTICE OF MEETING






1998 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
                                                                    [EATON LOGO]

NOTICE OF MEETING

The 1998 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 22, at 11:00 a.m. local time at the Eaton Corporation Innovation Center, 26201 Northwestern Highway, Southfield, Michigan, for the purpose of:

1. Electing directors;

2. Approving the Company's 1998 Stock Plan;

3. Ratifying the appointment of independent auditors; and

4. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 23, 1998. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/S/EARL R. FRANKLIN
Earl R. Franklin
Secretary

March 13, 1998

Your Vote Is Important

To vote your shares, please indicate your choices, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. You will save your Company the expense of a second mailing by returning your proxy card promptly.

                                    CONTENTS

                                                  PAGE
                                                  ----
PROXY STATEMENT ................................     3

Proxy Solicitation .............................     3

Voting at the Meeting ..........................     3

Election of Directors ..........................     4

Board Committees ...............................     8

Compensation of Directors ......................     9

Executive Compensation .........................    10

Approval of the 1998 Stock Plan.................    19

Ratification of the Appointment of
  Independent Auditors .........................    22

Other Business .................................    22

Ownership of Outstanding Voting Shares..........    22

Future Shareholder Proposals ...................    24

Exhibit A: 1998 Stock Plan......................   A-1

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
(216) 523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 1997 are scheduled to be sent to shareholders on or about March 13, 1998.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 1998 annual meeting of shareholders and at any adjournments thereof. The persons appointed by the enclosed form of proxy have advised the Board that it is their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the persons nominated to serve as directors, for approval of the 1998 Stock Plan and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy in the form enclosed has the power to revoke it by giving Eaton written notice before the meeting or by revoking it at the meeting. All properly executed proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee estimated at $12,500. Brokerage firms, nominees, custodians and fiduciaries may be requested to forward proxy soliciting material to the beneficial owners of shares of record. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 23, 1998 is entitled to one vote for each share then held. On February 23rd, 71,546,128 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 1998 annual meeting, in accordance with Ohio law and Eaton's Amended Regulations, the inspectors of election appointed by the Board of Directors for the annual meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the 1998 annual meeting will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the 1998 annual meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the 1998 annual meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended

Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of such proposals will be treated the same as votes cast against such proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, stating that cumulative voting is desired, and if an announcement of such notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's votes, or by distributing his or her votes on the same principle among two or more nominees, as he or she sees fit. In the event that cumulative voting is in effect with respect to an election of directors, the persons named in the proxy will vote the shares represented by the proxy cumulatively for such of the nominees as they may in their discretion determine, except that no votes with respect to any proxy will be cumulated for any nominee for whom the shareholder executing the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of eleven members. The terms of three directors will expire in April, 1998, and those directors have been nominated for re-election. Each of the nominees was elected at the 1995 annual meeting. (See page 5.)

Should any of the nominees become unable or decline to serve, the persons named in the enclosed proxy shall have discretionary authority to vote for substitutes. Management, however, has no reason to believe that this will occur.

Following is biographical information about each nominee and each director continuing in office.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2001 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:

NEIL A. ARMSTRONG PHOTO           ERNIE GREEN PHOTO                 A. WILLIAM REYNOLDS PHOTO

NEIL A. ARMSTRONG, 67, is         ERNIE GREEN, 59, is               A. WILLIAM REYNOLDS, 64,
Chairman of the Board of          founder, President and            is Chief Executive of the
AIL Technologies, Inc.,           Chief Executive Officer           Old Mill Group, a private
parent company of AIL             of EGI, Inc., a                   investment firm. Mr.
Systems Inc., and a               manufacturer of                   Reynolds is former
director of Cincinnati            automotive components. He         Chairman of GenCorp Inc.
Milacron, Inc., Cinergy           is also President of              He was Chairman of
Corp., RMI Titanium Co.,          Florida Production                GenCorp from 1987 through
Thiokol Corporation and           Engineering, Inc.,                March, 1995 and Chief
USX Corporation.                  subsidiary of EGI. He is          Executive Officer from
DIRECTOR SINCE 1981               a director of DP&L Inc.,          August, 1985 to July,
                                  Fluor Daniel GTI, Gradall         1994. Mr. Reynolds is a
                                  Industries, Inc. and              director of Boise Cascade
                                  Pitney Bowes Inc.                 Corporation and Boise
                                  DIRECTOR SINCE 1995               Cascade Office Products
                                                                    Corp.
                                                                    DIRECTOR SINCE 1987

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 1999:

NED C. LAUTENBACH PHOTO       JOHN R. MILLER PHOTO          FURMAN C. MOSELEY PHOTO       VICTOR A. PELSON PHOTO

NED C. LAUTENBACH, 54, is     JOHN R. MILLER, 60, is        FURMAN C. MOSELEY, 63, is     VICTOR A. PELSON, 60, is a
Senior Vice President and     President and Chief           Chairman of Sasquatch         Senior Advisor to SBC
Group Executive, Sales and    Executive Officer of TBN      Publishing Company. He is     Warburg Dillon Read Inc.,
Distribution, of IBM          Holdings Inc., a company      former President of Simpson   investment bankers. He was a
Corporation and a member of   engaged in the resource       Investment Company, holding   Director and Senior Advisor
IBM's Corporate Executive     recovery and recycling        company for Simpson Paper     of Dillon Read at its merger
Committee. IBM's primary      business and is a director    Company and Simpson Timber    in 1997 with SBC Warburg.
business segments include     of Waterlink, Inc. He was     Company. He was Chairman of   Before joining Dillon Read
information processors,       President, Chief Operating    Simpson Paper from 1969 to    in April, 1996, Mr. Pelson
personal systems clients,     Officer and a director of     January, 1995 and retired as  was associated with AT&T
OEM hardware, software and    The Standard Oil Company      President of Simpson          from 1959 to March, 1996,
services. Mr. Lautenbach      from August, 1980 through     Investment in July, 1995.     where he held a number of
began his career with IBM in  March, 1986. Mr. Miller       Mr. Moseley is a director of  executive positions,
1968 and was elected Vice     formerly served as Chairman   Owens Corning.                including Group Executive
President in 1987. He became  of the Federal Reserve Bank   DIRECTOR SINCE 1975           and President responsible
President of IBM Asia         of Cleveland.                                               for the Communications
Pacific in 1991, Senior Vice  DIRECTOR SINCE 1985                                         Services Group, Executive
President of IBM in 1992 and                                                              Vice President and member of
Chairman of IBM World Trade                                                               the Management Executive
Corporation in 1993 and has                                                               Committee. At his retirement
been in his present position                                                              from AT&T, Mr. Pelson was
since 1995. He is a director                                                              Chairman of Global
of PPG Industries, Inc.                                                                   Operations and a member of
DIRECTOR SINCE 1997                                                                       the Board of Directors. Mr.
                                                                                          Pelson is also a director of
                                                                                          United Parcel Service.
                                                                                          DIRECTOR SINCE 1994

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 2000:

ALEXANDER M. CUTLER PHOTO     PHYLLIS B. DAVIS PHOTO        STEPHEN R. HARDIS PHOTO       GARY L. TOOKER PHOTO

ALEXANDER M. CUTLER, 46, is   PHYLLIS B. DAVIS, 66, is      STEPHEN R. HARDIS, 62, is     GARY L. TOOKER, 58, is
President and Chief           former Senior Vice President  Chairman and Chief Executive  Chairman of the Board of
Operating Officer of Eaton    of Avon Products, Inc., a     Officer of Eaton              Motorola, Inc., a
Corporation. Mr. Cutler       manufacturer and marketer of  Corporation. Mr. Hardis       manufacturer of electronics
joined Cutler-Hammer, Inc.    cosmetics, toiletries and     joined Eaton in 1979 as       equipment. Mr. Tooker joined
in 1975, which was            jewelry. Mrs. Davis joined    Executive Vice                Motorola in 1962 and
subsequently acquired by      Avon in 1968 as Product       President - Finance and       advanced to the position of
Eaton, and became President   Manager, advanced to Group    Administration. He was        Senior Executive Vice
of Eaton's Industrial Group   Vice President (U.S.) in      elected Vice Chairman in      President and Chief
in 1986 and President of the  1977 and led Sales and        1986 and designated Chief     Corporate Staff Officer in
Controls Group in 1989. He    Distribution from 1985 to     Financial and Administrative  1986. He became Chief
advanced to Executive Vice    1988. In 1989, she became     Officer. He became Chief      Operating Officer in 1988,
President - Operations in     Corporate Senior Vice         Executive Officer in          President in 1990, Vice
1991, was elected Executive   President for Business        September, 1995 and Chairman  Chairman and Chief Executive
Vice President and Chief      Development and Corporate     in January, 1996. Mr. Hardis  Officer in December, 1993
Operating Officer - Controls  Affairs until her retirement  is a director of KeyCorp,     and Chairman in 1997. Mr.
in September, 1993 and        in late 1991. Mrs. Davis is   Lexmark International Group,  Tooker is a director of the
assumed his present position  a director of BellSouth       Inc., Nordson Corporation     Atlantic Richfield Company.
in September, 1995.           Corporation and The TJX       and Progressive Corporation.  DIRECTOR SINCE 1992
DIRECTOR SINCE 1993           Companies, Inc., and a        DIRECTOR SINCE 1983
                              trustee of the Fidelity
                              mutual funds.
                              DIRECTOR SINCE 1991

BOARD COMMITTEES -- Eaton's Board of Directors has standing Audit, Compensation and Organization, Corporate Responsibility and Public Policy, Executive, and Finance Committees.

Audit Committee. The functions of the Audit Committee include aiding directors in fulfilling the Board's responsibility for the quality of financial reporting, meeting with the Company's director of internal audits to review the annual internal audit plan and, subsequently, the results thereof, receiving and considering management recommendations regarding the appointment of independent auditors and recommending to the Board a firm to serve as independent auditors, meeting with the independent auditors and management to review the scope of and the plan for the annual audit and, subsequently, to review the results of the audit, reviewing any significant changes in accounting policies, reviewing the annual financial statements, reviewing significant non-audit professional services provided by the independent auditors and fees for those services and serving as the auditors' access to the Board (for both internal and independent auditors). The Audit Committee held three meetings in 1997. Present members are Messrs. Armstrong, Green, Moseley and Reynolds.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include recommending and attracting qualified candidates as director nominees, recommending the number of directors to serve for each ensuing year, reviewing and recommending changes in the functions and responsibilities of each of the Board's committees, reviewing proposed organization or responsibility changes at the officer level, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers, reviewing succession planning for key officer positions and recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant due to unforeseen circumstances. The committee is also responsible for recommending to the Board of Directors the salary of each elected officer and the retainer and attendance fees and other compensation to non-employee directors, reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan, adjusting that amount as appropriate within the terms of the Plan, establishing and subsequently determining the attainment of performance objectives under the Company's long-term incentive compensation plans, administering stock option plans and reviewing compensation and benefit plans as they relate to key employees to confirm that those plans remain equitable and competitive, as well as maintaining a program to analyze and recommend such plans for the long range, and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held six meetings in 1997. Present members are Mrs. Davis and Messrs. Lautenbach, Miller, Pelson and Tooker.

The Compensation and Organization Committee will consider persons for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to submit a recommendation to the committee for consideration as a nominee for election at the annual meeting of shareholders to be held in 1999 should send a signed letter of recommendation, to be received before November 6, 1998, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities.

Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director.

Corporate Responsibility and Public Policy Committee. The function of the Corporate Responsibility and Public Policy Committee is to provide oversight regarding significant public issues of concern with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton Philosophy of Excellence through People. The Corporate Responsibility and Public Policy Committee held two meetings in 1997. Present members are Mrs. Davis and Messrs. Armstrong, Green, Miller and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. It did not meet in 1997. Mr. Hardis is a member for the full twelve-month term; each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies, analyzing Company policy regarding its debt-equity relationship, reviewing and making recommendations regarding the Company's dividend policy, reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program, meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans and reviewing those plans and recommending modifications to them. The Finance Committee held two meetings in 1997. Present members are Messrs. Armstrong, Green, Lautenbach, Moseley, Pelson and Reynolds.

The Board of Directors held ten meetings in 1997. All of the directors attended at least 75% of the meetings of the Board and its committees except for Mr. Lautenbach, who attended 70% of such meetings. Attendance at meetings of the Board and its committees as a whole averaged 96%.

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $30,000, a fee of $1,000 for each Board meeting and each Board committee meeting attended and a fee of $1,000 for each special presentation attended on non-Board meeting days. Non-employee directors receive an additional annual retainer of $3,000 for each Board committee on which they serve or $5,000 for each committee which they chair, except that no such retainers are paid for membership or chairmanship of the Executive Committee or any ad hoc committee of the Board.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of return specified in their deferred compensation agreements. The rate of interest is based upon the number of years until a director's retirement date and, in general, is higher than prevailing market rates. Such directors also may defer their annual fees at the prime bank rate. All non-employee directors may defer their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company.

Pursuant to the Company's 1995 Stock Plan, as approved by the shareholders, each person serving as a non-employee director on January 24, 1995 and who continued serving in that capacity after the annual meeting of shareholders on April 26, 1995 was granted an option for 5,000 shares. Each person becoming a non-employee director thereafter is granted an option for 5,000 shares on the date of his or her first election to the Board. Beginning in the year following the initial grant, each non-employee director receives an option for 1,000 shares annually during his or her service on the Board.

In 1988, the Company's defense electronics business was transferred to a new subsidiary in anticipation of the divestiture of that business. At that time, in order to provide leadership to the subsidiary's management and employees during the divestiture process, Neil A. Armstrong was requested by the Company to serve as Chairman of the Board of Directors of the subsidiary. Subsequently, the defense industry underwent extensive consolidation in the context of drastically declining defense spending. In the opinion of the Compensation and Organization Committee, the efforts and dedication of Mr. Armstrong as Chairman of the subsidiary during that period were instrumental in preserving that business, which was sold to its officers, managers and an employee stock ownership plan in 1997. Accordingly, the Committee, based on the recommendation of the Company's management, approved a one-time cash award to Mr. Armstrong in 1997 in the amount of $300,000. Also in 1997, Mr. Armstrong received from the subsidiary standard board attendance and annual retainer fees through October in the amount of $22,750 and a regular annual grant of 10,000 "phantom" stock options. The phantom options provided for cash payments upon exercise equal to any increases in the book value per common share of the former subsidiary.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. Directors who are first elected in 1996 or thereafter are not eligible to receive the annual benefit. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Eaton for fiscal years 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                               --------------------
                                                                                AWARDS     PAYOUTS
                                                                               --------   ---------
                                                                                            LONG-
                                     ANNUAL COMPENSATION           OTHER        STOCK       TERM         ALL OTHER
                                 ----------------------------      ANNUAL      OPTIONS    INCENTIVE     COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR    SALARY      BONUS      COMPENSATION   (SHARES)    PAYOUTS          (1)
--------------------------------------------------------------------------------------------------------------------

S. R. Hardis                     1997   $790,000   $1,534,680      $    0      250,000    $973,409        $748,410
  Chairman and Chief             1996    721,680    1,023,925           0       48,000     654,240         298,732
  Executive Officer              1995    580,020      867,720           0       26,300     470,912         499,251

A. M. Cutler                     1997   $586,680   $  990,031      $    0      175,000    $709,458        $ 22,733
  President and Chief Operating  1996    540,000      672,290           0       32,000     496,520          14,125
  Officer                        1995    470,170      626,980           0       26,300     385,259          20,554

B. R. Bachman(2)                 1997   $332,040   $  418,044      $    0       90,000    $225,000        $ 18,844
  Senior Vice President --       1996    310,020      344,033       7,365       18,000           0          19,380
  Semiconductor and Specialty
  Systems

R. J. McCloskey                  1997   $330,700   $  437,046      $    0       90,000    $310,938        $ 21,887
  Senior Vice President --       1996    311,040      329,046           0       18,000     159,658          25,116
  Controls and Hydraulics        1995    252,040      271,606           0        8,000     128,446          26,169

T.W. O'Boyle                     1997   $338,680   $  494,052      $    0       90,000    $310,938        $ 29,604
  Senior Vice President --       1996    320,340      239,306           0       18,000     151,399          22,897
  Truck Components               1995    272,600      305,361           0        7,300     137,288          20,776
-----------------------------------------------------------------------------------------------------------------------

(1) All Other Compensation contains several components. The Eaton Corporation Share Purchase and Investment Plan permits an employee to contribute from 1% to 6% of his or her salary to the matching portion of the plan. Eaton makes a matching contribution which, except in special circumstances, ranges between $.25 and $1.00 for each dollar contributed by the participating employee, as determined under a formula designed to reflect Eaton's quarterly earnings per share. The amount the Company contributed during 1997 for the named executive officers was as follows: S. R. Hardis, $4,070; A. M. Cutler, $2,991; B. R. Bachman, $3,418; R. J. McCloskey, $3,537; and T. W. O'Boyle, $2,977. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals which are above rates established by the Internal Revenue Service must be disclosed in this table. Those earnings during 1997 for each of the named executive officers were as follows: S. R. Hardis, $718,093; A. M. Cutler, $5,201; B. R. Bachman, $0; R. J. McCloskey, $3,626; and T. W. O'Boyle, $432. Under a Company program, each executive officer may acquire an automobile at an approximate cost to the Company for each of the named executive officers for 1997 as follows: S. R. Hardis, $10,954; A. M. Cutler, $10,698; B. R.
    Bachman, $12,043; R. J. McCloskey, $10,917; and T. W. O'Boyle, $22,783. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premiums paid by the Company during 1997 for each of the named executive officers were as follows: S. R. Hardis, $15,293; A. M. Cutler, $3,843; B. R. Bachman, $3,383; R. J. McCloskey, $3,807; and T. W. O'Boyle, $3,412. Each executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

(2) Mr. Bachman became an executive officer of the Company in January, 1996. In connection with the employment of Mr. Bachman, the Company agreed to provide a replacement loan for an interest-free loan in the amount of $160,000 which Mr. Bachman had with his previous employer. The new loan is payable by Mr. Bachman over a four-year period. The Company also has agreed to reimburse Mr. Bachman for the expense of income taxes imposed with respect to the loan. The amount of such reimbursement for 1997 is shown under "Other Annual Compensation."

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table contains information concerning the exercise of stock options during fiscal year 1997 and the value of unexercised stock options at the end of fiscal year 1997 with respect to the named executive officers.

                                                                                  TOTAL VALUE OF
                                                    TOTAL NUMBER OF                UNEXERCISED,
                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                           HELD AT                       HELD AT
                     ACQUIRED ON                    FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE      VALUE     ---------------------------   ---------------------------
       NAME              (#)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------

S. R. Hardis            1,471      $100,524     306,294        125,000      $10,415,159    $2,180,000
A. M. Cutler            5,723       357,768     244,066         87,500        8,648,769     1,526,000
B. R. Bachman             600        23,888      64,400         45,000        1,488,050       784,800
R. J. McCloskey             0             0      85,000         45,000        2,327,605       784,800
T. W. O'Boyle           1,000        87,856      99,220         45,000        3,147,374       784,800
-------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table gives information concerning grants of stock options made during fiscal year 1997 to each of the named executive officers. No stock appreciation rights were granted during fiscal year 1997.

                                    INDIVIDUAL GRANTS
                     ------------------------------------------------
                                   PERCENT OF
                                     TOTAL
                      NUMBER OF     OPTIONS                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                     SECURITIES    GRANTED TO                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                     UNDERLYING    EMPLOYEES    EXERCISE                            FOR OPTION TERM
                       OPTIONS     IN FISCAL    OR BASE    EXPIRATION   ----------------------------------------
       NAME          GRANTED (#)    YEAR(1)      PRICE        DATE       0%         5%                10%
----------------------------------------------------------------------------------------------------------------

S. R. Hardis           250,000       9.03%       $71.81    1/21/2007     $0   $   11,290,231    $    28,611,662
A. M. Cutler           175,000       6.32%        71.81    1/21/2007      0        7,903,162         20,028,163
B. R. Bachman           90,000       3.25%        71.81    1/21/2007      0        4,064,483         10,336,198
R. J. McCloskey         90,000       3.25%        71.81    1/21/2007      0        4,064,483         10,336,198
T. W. O'Boyle           90,000       3.25%        71.81    1/21/2007      0        4,064,483         10,336,198
-------------------
All Shareholders(2)        N/A         N/A          N/A          N/A      0    3,260,850,417      8,263,635,184

(1) Based on a total of 2,789,115 options granted to all employees. All options granted to the named executive officers were granted on January 21, 1997. As granted, 50% of the options become exercisable if Eaton earns $8.00 per share for any year prior to the year 2001, and 50% become exercisable if Eaton achieves a market price per share of $85.00 by the end of 1998, $92.50 by the end of 1999, or $100.00 by the end of 2000. If such goals are not met by 2000, the unmet goal will be increased by 10% per year thereafter. Whether or not the goals are attained, the options will become fully exercisable ten days prior to the expiration of the ten-year term. The market price goal was attained during 1997, and 50% of the options became exercisable.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, the value of all 72,205,132 shares outstanding on January 31, 1998 would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table gives information regarding Long-Term Incentive Plan awards made during fiscal year 1997 to each of the named executive officers.

                                             PERFORMANCE
                             NUMBER OF         OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                              SHARES,        PERIOD UNTIL               PRICE BASED PLANS
                              UNITS OR        MATURATION    ------------------------------------------
          NAME            OTHER RIGHTS(1)     OR PAYOUT      THRESHOLD       TARGET         MAXIMUM
------------------------------------------------------------------------------------------------------
S. R. Hardis                    N/A            4 years        $315,000      $630,000      $1,260,000
A. M. Cutler                    N/A            4 years         218,757       437,514         875,028
B. R. Bachman                   N/A            4 years         114,012       228,024         456,048
R. J. McCloskey                 N/A            4 years         114,012       228,024         456,048
T. W. O'Boyle                   N/A            4 years         114,012       228,024         456,048
------------------------------------------------------------------------------------------------------

(1) The awards made during 1997 were not based on units or shares. Rather, the estimated future payouts are predicated upon the achievement of corporate performance goals, specifically, cash flow return on gross capital, measured at the end of the four-year award period. The achievement of approximately 76% of the goal will result in payment of the threshold amount, while attaining approximately 118% of the goal will result in payment of the maximum amount. All future payouts, if any, will be made in cash.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of five non-employee directors, met six times in 1997. The Committee has adopted several fundamental compensation policies which have been endorsed by the Board of Directors. It is Committee policy that executive compensation must to a large extent be at risk, in the sense of being dependent on achieving rigorous corporation and individual performance objectives which are designed to enhance shareholder value. It is also Committee policy that executive compensation must be competitive in the employment marketplace in order to allow the Company to attract, motivate and retain highly qualified executives, and that it must fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with these policies. This is confirmed by studies conducted for the Committee at least every two years with the assistance of a nationally recognized consulting firm, the results of which are summarized for the Board of Directors. Seventy-three percent of the 1997 aggregate cash compensation of the executive officers named in the compensation table was based directly on specific financial performance objectives. For 1997, the Committee again established base salary and short-term incentive award opportunities for executive officers at approximately the median range and long-term cash incentives at approximately the 75th percentile of compensation paid by similar companies included in the survey data bases of several nationally recognized compensation consulting firms. For stock option grants, target levels traditionally have been set at the median. However, in January, 1997, the Committee approved special performance-based stock option grants to executive officers and key operating managers in lieu of more standard grants. Vesting and exercisability of these performance-based options are tied to specific share prices and are directly related to the Company's publicly stated objective of achieving sustained 10% growth in earnings per share through the economic cycle. Option grants to this group of executives in the four years following the special grant are expected to be at the median range of the applicable survey data bases referenced above. The Committee has extended performance-based conditions to a portion of the 1998 grants made to virtually all eligible executives, based on the belief that putting a greater portion of executives' compensation at risk will help the Company achieve its aggressive growth objectives. Performance grants become fully exercisable 10 days before the expiration of their ten-year terms in order to avoid earnings charges related to price appreciation of the option shares after the date of grant.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. The Committee considers performance against annual plans, accomplishment of other objectives and the results of similar companies in judging performance. The Committee also normally considers factors such as initiative and leadership, as well as time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. The Committee considers these same factors when preparing its recommendations for base salary adjustments for the Company's Chairman and Chief Executive Officer. The Committee's recommendations for 1997 salary adjustments were based upon these considerations and accepted by the Board of Directors.

Short-Term Incentives -- Annual performance bonuses, including those paid in 1997, are based on percentages of salary range midpoints and depend upon whether the Company has achieved predetermined levels of cash flow return on the gross capital employed in the business ("CRC"), individual performance ratings and Committee discretion. CRC correlates well with corporate performance and is a measure which is easily understood by incentive compensation plan participants. The Committee also believes that, over time, consistently high CRC provides a good statistical correlation with sustained high stock market valuation. No payments are made unless the Company achieves, as it did in 1997, the predetermined CRC levels. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan and personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings may result in bonus payments ranging from zero to 150% of the bonus otherwise payable. The Committee may adjust the total amount available for bonuses by up to 10%. Actual bonus payments for 1997 were not affected by the exercise of this discretion. Executive officers may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Cash Incentives -- Long-term cash incentives are granted annually. Their value depends on whether the Company achieves aggressive performance objectives during the four years following a grant. For the 1994-1997 award period, the Company not only met but substantially exceeded the objectives established for that period. These objectives are expressed in terms of CRC. They are established by the Committee based upon a review with management of the Company's past performance in comparison to that of its peer group companies and the Company's strategic plans. Executive officers may defer payment of their awards. At least 50% of any deferrals which will be paid out after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Company's Chief Executive Officer and each of its four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements which preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee preserves deductibility by requiring deferrals of otherwise non-deductible payments.

Stock Options -- Stock options align the interests of the Company's officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. All officers of the Company are expected to hold a multiple of from two to five times their base compensation in Company shares depending on their level in the organization. Options typically have been granted annually, have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The Company does not "reprice" stock options after they have been granted and does not grant stock appreciation rights.

Chief Executive Officer Compensation -- The 1997 compensation of Stephen R. Hardis, the Company's Chief Executive Officer, was earned pursuant to the arrangements described above. The Committee recommended, and the Board of Directors approved, a 1997 adjustment to Mr. Hardis' base salary to position this component of his compensation competitively in the marketplace and appropriately to reflect his time in this position and his overall performance in this key strategic leadership role. Mr. Hardis' 1997 annual incentive payout reflected the award formula of the Company's incentive compensation plan, which was based primarily on the Company's financial performance, as measured by CRC compared to targets set by the Committee for 1997. Consistent with the plan's design, this formula-driven payout was further adjusted to reflect the Committee's evaluation of Mr. Hardis' performance. This evaluation took into account that the Company's 1997 profit plans, before special items, were exceeded substantially, and that the Company achieved record earnings per share and record net income, all of which was achieved without compromising spending on major developmental programs. The Committee's evaluation also took into account Mr. Hardis' attainment of the Company's demanding profit plan objectives, his effective leadership of the Company in pursuing its publicly stated long-term growth strategy and his success in focusing the Company's leadership team on the need to facilitate a major change in the Company's culture to increase the organization's speed and agility. Mr. Hardis also earned a 1994-1997 payout from the Executive Strategic Incentive Plan which was based on the Company's four-year CRC performance against stretch objectives established by the Committee for this period. The award on this long-term plan is formula-driven and is not subject to individual performance adjustments. As noted above, in 1997, the Committee approved special stock option grants for executive officers and key operating managers, including Mr. Hardis. This grant (shown on the Option Grant Table), and the smaller annual stock option grant awarded to Mr. Hardis in January, 1998, have vesting tied to the Company's achieving specific share price and earnings per share targets. The special 1997 stock option grant to Mr. Hardis, along with median option grants in future years, are targeted to provide him the opportunity for superior rewards if he successfully contributes to the Company's continued strong financial performance and attainment of its long-term objective of creating sustained growth for Eaton in a demanding global marketplace.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors.

John R. Miller, Chairman
Phyllis B. Davis
Ned C. Lautenbach
Victor A. Pelson
Gary L. Tooker

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total return for Eaton common shares with the S&P 500 Index and a group of 20 peer companies: Allied-Signal Inc., Arvin Industries, Inc., Cummins Engine Company, Inc., Dana Corporation, Emerson Electric Co., General Signal Corporation, GTE Corporation, Honeywell Inc., Johnson Controls, Inc., Motorola, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell International Corporation, SPX Corporation, Sundstrand Corporation, TRINOVA Corporation, TRW Inc., United Technologies Corporation and CBS Corporation (formerly named Westinghouse Electric Corporation).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG EATON, S&P 500 INDEX AND PEER COMPANIES

Assumes $100 invested on December 31, 1992 in Eaton common shares, the S&P 500 Index and stock of the peer companies. Total return assumes that all dividends are reinvested when received. The returns of each company in the group of peer companies are weighted based on the relative stock market capitalization of those companies.

RETIREMENT PLANS -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company pursuant to the Company's retirement plans upon retirement at age 65 at the compensation levels and years of service specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of his or her reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                               PENSION PLAN TABLE

                              ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
   AVERAGE FINAL        SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
      ANNUAL          -----------------------------------------------------------------------
   COMPENSATION       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS     40 YEARS
---------------------------------------------------------------------------------------------
    $  200,000        $ 42,932    $ 57,242    $ 71,553    $ 85,864    $100,174    $  114,485
       300,000          65,432      87,242     109,053     130,864     152,674       174,485
       400,000          87,932     117,242     146,553     175,864     205,174       234,485
       500,000         110,432     147,242     184,053     220,864     257,674       294,485
       600,000         132,932     177,242     221,553     265,864     310,174       354,485
       700,000         155,432     207,242     259,053     310,864     362,674       414,485
       800,000         177,932     237,242     296,553     355,864     415,174       474,485
       900,000         200,432     267,242     334,053     400,864     467,674       534,485
     1,000,000         222,932     297,242     371,553     445,864     520,174       594,485
     1,100,000         245,432     327,242     409,053     490,864     572,674       654,485
     1,200,000         267,932     357,242     446,553     535,864     625,174       714,485
     1,300,000         290,432     387,242     484,053     580,864     677,674       774,485
     1,400,000         312,932     417,242     521,553     625,864     730,174       834,485
     1,500,000         335,432     447,242     559,053     670,864     782,674       894,485
     1,600,000         357,932     477,242     596,553     715,864     835,174       954,485
     1,700,000         380,432     507,242     634,053     760,864     887,674     1,014,485

The information contained in the preceding table is based on the assumption that the retirement plans will be continued in their present form.

Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($27,576 for 1997 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 11) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service is the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 1998, the number of years of credited service for each of the individuals named in the Summary Compensation Table on page 11 was as follows: B. R. Bachman, 2.2; A. M. Cutler, 22.4; S. R. Hardis, 18.4; R. J. McCloskey, 28.8; and T. W. O'Boyle, 31.3.
                                ---------------

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of

Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least five years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors. Five executive officers currently are participating in the plan, of whom two, S. R. Hardis and
B. R. Bachman, are named in the Summary Compensation Table on page 11. The estimated annual benefits payable under this plan are $198,158 to Mr. Hardis and $141,269 to Mr. Bachman, based on the assumptions that Mr. Hardis and Mr. Bachman retire at age 65 and that their base salary and target incentive compensation increase at 4% per annum.
                                ---------------

The Company has entered into agreements with its executive officers, including those named in the Summary Compensation Table on page 11, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation, no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment for reasons relating to changed circumstances, then the amounts and benefits that the officer would be entitled to receive include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any enforcement costs.
                                ---------------

Certain grantor trusts established by the Company hold approximately $38 million of marketable securities and 307,000 Company shares in order to provide for a portion of its deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. APPROVAL OF 1998 STOCK PLAN

The Board believes that share-based incentives are important factors in attracting and retaining highly qualified individuals, and that they help to align the interests of those individuals with the interests of the Company's shareholders. It believes that the shareholder-approved 1995 Stock Plan has been instrumental in producing the strong financial performance of the Company since 1995. As of January 31, 1998, however, only 571,570 common shares remained available for additional awards under that plan. The Board is therefore submitting to the Company's shareholders for their approval a new share-based plan, called the 1998 Stock Plan (the "Plan"). The Plan, which is similar to the 1995 Stock Plan, will authorize the granting of stock options to non-employee directors, and the granting of stock options and other share-based awards to salaried employees selected by the Board's Compensation and Organization Committee (the "Committee"). The purpose of the Plan is to continue to provide long-term incentives for outstanding service to the Company and its shareholders and to assist in recruiting and retaining highly qualified individuals. A copy of the Plan is included as Exhibit A to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

Administration -- The Committee, which is comprised of non-employee directors, will administer employee awards. The Non-employee Director Options Committee, which is comprised of the members of the Board who are employees of the Company, will administer non-employee director options.

Shares Available -- Subject to adjustments for stock splits, stock dividends and other events affecting the shares, the total number of the Company's common shares with a par value of 50c each ("shares") that may be delivered under the Plan will not exceed 4,000,000, and the total number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period will not exceed 500,000. Shares related to awards that are forfeited, terminated or unexercised upon expiration shall immediately become available for other awards.

To avoid dilution resulting from the exercise of stock options, under a share repurchase program previously authorized by the Board, which has been partially completed, the Company has remaining authority to purchase up to 2,000,000 shares. The actual number of shares to be purchased will depend upon market conditions.

Stock Options --

Employee Stock Options. Each option will be exercisable at such times and for such number of shares as determined by the Committee as of the date of grant. Grants to officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirement on grants to non-officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33%, and after the third year as to the remaining 34%. The Committee may accelerate the times when an option may be exercised, and the Corporate Compensation Committee (comprised of Company officers) may do likewise for employees who are not officers. The Committee may grant employee options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code.

Non-employee Director Stock Options. Each person who becomes a non-employee director at the 1998 annual shareholders meeting or thereafter automatically will be granted an option for 5,000 shares upon the date of his or her election. On each granting date thereafter that each non-employee director continues to serve in that capacity, he or she will automatically be granted options for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date by (ii) the closing price of a share on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. A non-employee director option shall be fully exercisable six months following the date of grant.

Term. The term of each option will be ten years from the date of grant.

Price. The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean between the high and low prices as quoted on the New York Stock Exchange Composite Transactions. The fair market value of a share as of March 2, 1998 was $95.25.

Payment. The exercise price will be payable in cash or, if permitted by the applicable committee, by other consideration, including shares valued at fair market value on the date of exercise. Delivery of the shares by the Company to the option holder upon exercise of an option may be deferred, as authorized by the applicable committee.

Performance Shares -- The Committee may grant performance shares for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. The Committee will establish award periods and the number of performance shares to be earned if Company performance objectives are met during the award periods. The performance objectives will be stated in terms of cash flow return on gross capital employed in the Company's business ("CRC"). CRC equals the total of net income plus depreciation, goodwill amortization and after-tax net interest divided by the total of capital employed in the business plus accumulated depreciation minus goodwill and short-term investments. After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of any performance objective. The actual levels of CRC to be achieved and other terms and conditions of the performance shares will be determined by the Committee. If performance shares are not earned, they will be available for future grants.

Other Awards -- The Company has not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee.

The Committee may grant other share-based awards, including restricted shares, for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. The Committee will determine the criteria or periods for payment and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

Other Matters -- The Plan will become effective if and when approved by the shareholders at the 1998 annual meeting of shareholders, and no awards may be granted after December 31, 2007.

Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Plan may be terminated or amended by the Board of Directors without shareholder approval, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant or (iv) materially modify the requirements as to eligibility for participation in the Plan.

The Board of Directors is presently comprised of nine non-employee directors and two employee directors. The number of employees to whom employee stock options are typically granted is approximately 320.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 1997 are not currently determinable, because awards will be made at the discretion of the Committee.

Federal Income Tax Implications --

General. The Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, stock appreciation rights and performance shares, but has not been designed to meet those requirements for other awards.

Stock Options. Employees may be granted Incentive Stock Options or nonqualified options. Under present federal income tax law and regulations, no tax is imposed as a result of the grant or exercise of an Incentive Stock Option. The amount by which the fair market value of the shares received upon exercise exceeds the option price is an item of tax preference and may be subject to the alternative minimum tax. If the shares received upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the option was granted and within one year after the date the shares are transferred to the holder, upon the sale of the shares, the difference between the amount realized on the sale and the option price will be taxed as long-term capital gain or loss. Eaton will not be entitled to a tax deduction with respect to the grant or exercise of the Incentive Stock Option or upon the sale of the shares issued upon exercise. If these holding period rules are not met, the holder will realize ordinary income upon disposition equal to the amount by which the fair market value of the shares at the time of exercise (or, if lower, the proceeds of sale) exceeds the option price. Eaton will be entitled to a tax deduction equal to the ordinary income realized by the holder. Any gain in excess of the amount taxed as ordinary income will be taxed as short-term or long-term capital gain.

A person granted a non-qualified stock option will not be taxed upon the grant of the option, and Eaton will not be entitled to a tax deduction by reason of the grant. The option holder will realize taxable income upon exercise of the option in the amount by which the fair market value of the shares received exceeds the option price. Eaton will be entitled to a tax deduction equal to the ordinary income to the employee.

Performance Shares. Performance shares will not result in taxable income to the recipient or a tax deduction for Eaton during any period that the recipient's rights to shares under the award are contingent on Eaton's attainment of performance goals. At the time the Committee certifies that the Company's performance goal has been met, the recipient will realize taxable ordinary income equal to the fair market value of the shares at the time of certification. Eaton will be entitled to a tax deduction in the same amount.

Other Awards. Restricted shares will not be taxable to the recipient, or deductible by Eaton, when awarded or during the period the shares are restricted. At the time the restriction lapses, the recipient will realize taxable ordinary income equal to the fair market value of the shares at the time of lapse, less the amount (if any) paid by the recipient for those shares. Subject to the provisions of Section 162(m) of the Internal Revenue Code, Eaton will at that time be entitled to a tax deduction in the same amount.

Accounting Practice -- There is currently no accounting charge to the income of the Company in connection with the grant or exercise of a stock option. The Company's income will be charged to the extent of any appreciation in the fair value of stock appreciation rights which are outstanding and expected to be exercised in the future. The Company's income will be charged for the expected fair value of shares awarded in the future as performance shares.

VOTE REQUIRED -- The Board's adoption of the Plan is conditioned upon the Plan's receiving the approval of holders of the majority of the outstanding Eaton common shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1998 STOCK
PLAN.

3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 1998. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of the majority of the outstanding common shares of the Company entitled to vote at the meeting, the Board intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to make a statement, should he or she desire to do so, and to answer any questions concerning the independent auditors' areas of responsibility.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

4. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy have discretionary authority to act on such matters and will vote thereon according to their best judgment.

OWNERSHIP OF OUTSTANDING VOTING SHARES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the common shares of the Company's voting shares as of the most recent practicable date.

            Title of Class: Common Shares
------------------------------------------------------
      Name and Address of          Number     Percent
        Beneficial Owner          of Shares   of Class
------------------------------------------------------
FMR Corp.                         5,968,950(1)   7.74%
82 Devonshire Street
Boston, Massachusetts 02109

---------------

(1) FMR Corp. has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 1998, which reports the beneficial ownership of 5,968,950 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, FMR Corp. and such entities and individuals have the sole power to vote or to direct the vote of 1,487,750 shares and sole power to dispose or to direct the disposition of 5,968,950 shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 1998, of Company common shares by each director and nominee, each executive officer named in the Summary Compensation Table on page 11 and all such persons and all other executive officers as a group and also sets forth the number of share units held under various deferred compensation plans.

                         TITLE OF CLASS: COMMON SHARES

            NAME OF                NUMBER      PERCENT                       TOTAL NUMBER OF
          BENEFICIAL              OF SHARES       OF         DEFERRED           SHARES AND
             OWNER               OWNED(1,2)    CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
-----------------------------------------------------------------------------------------------

N. A. Armstrong                       8,800       --             295                9,095
B. R. Bachman                        65,360(5)    --           3,561               68,921
A. M. Cutler                        266,758(5,6)    --        20,494              287,252
P. B. Davis                           8,264       --             152                8,416
E. Green                              7,500       --             348                7,848
S. R. Hardis                        361,360(5)    --         130,010              491,370
N. C. Lautenbach                      7,000       --             404                7,404
R. J. McCloskey                      91,875(5)    --           2,097               93,971
J. R. Miller                         11,500       --               0               11,500
F. C. Moseley                        21,000(6)    --             250               21,250
T. W. O'Boyle                       105,278(5)    --           1,148              106,426
V. A. Pelson                          9,000(6)    --           1,125               10,125
A. W. Reynolds                       13,000       --             272               13,272
G. L. Tooker                         10,000(6)    --             696               10,696
Directors, Nominees and
  Executive Officers as a group
  of 28                           1,861,726(5,6)   2.5%      216,815            2,078,541
-----------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 1998 upon the exercise of outstanding stock options as follows: B. R. Bachman, 64,400; A. M. Cutler, 244,066; S. R. Hardis, 306,294; R. J. McCloskey, 85,000; T. W. O'Boyle, 99,220; and all directors, nominees and executive officers as a group, 1,521,949 shares.

(3) Less than 1% unless otherwise indicated.

(4) For descriptions of these units, see pages 9-10 and 14-15.

(5) Includes shares held under the Eaton Corporation Share Purchase and Investment Plan as of January 31, 1998. Participants in the plan are entitled to direct the plan trustee's voting of shares which are not allocated to any participant's account. None of those shares are included among the shares beneficially owned by the executive officers.

(6) Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on January 31, 1998 held 8,838,516 common shares for the benefit of participating employees, or 12.2% of common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on Company records, the Company believes that there was compliance with all such filing requirements with respect to 1997.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 1999 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 13, 1998.

By order of the Board of Directors

/s/E. R. FRANKLIN

Earl R. Franklin
Secretary

March 13, 1998

                                   EXHIBIT A

                                1998 STOCK PLAN

1. PURPOSE

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the "Company") to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2. ADMINISTRATION

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), which shall consist of at least three non-employee directors.

(B) Non-employee Director Options

With respect to non-employee director options, the Plan shall be administered by the Non-employee Director Options Committee, which shall be comprised of the members of the Board who are employees of the Company.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Non-employee Director Options Committee shall each have complete authority (except as otherwise expressly provided herein) to interpret all provisions of the Plan consistent with law, to determine the type and terms of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of each committee shall be final and conclusive. The committees may act by resolution or in any other manner permitted by law. The Committee may delegate authority to grant awards to employees who are not officers or directors of the Company.

3. SHARES AVAILABLE

The aggregate of (a) the number of Eaton common shares delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 4,000,000 at any one time, subject to adjustments as authorized herein. Shares related to awards that are forfeited, terminated, unexercised upon expiration, settled in cash in lieu of shares or in such manner that all or some of the shares covered by an award are not issued, or exchanged for awards that do not involve shares, shall immediately become available for other awards. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 500,000.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 1998 annual meeting.

4. ELIGIBILITY FOR EMPLOYEE AWARDS

Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (a) will designate employees to whom grants are to be made,
(b) will specify the number of options, performance shares, restricted shares or other stock-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award.

Non-employee directors are eligible to receive stock options as provided below.

5. STOCK OPTIONS

(A) Employee Stock Options

Grants. The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of the Company's common shares with a par value of $.50 each ("shares"). The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or regulations thereunder).

Exercise. Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee as of the date of grant, although grants to employees subject to Section 16(b) of the Securities Exchange Act of 1934 ("16b") shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to 16b.

(B) Non-employee Director Stock Options

Grants. Subject to approval by shareholders at the 1998 annual meeting, each person who at that meeting or thereafter becomes a non-employee director automatically shall be granted an option for 5,000 shares upon the date of his or her election. On each granting date that each non-employee director continues to serve in that capacity, beginning in the year after that director receives his or her initial grant, he or she shall automatically be granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Notwithstanding anything to the contrary herein, no non-employee director shall be allowed to receive an initial grant or a continuing grant for a particular year hereunder if that director receives such a grant under the 1995 Stock Plan.

Term. The term of each option shall be ten years from the date of grant.

Exercise. An option shall become fully exercisable six months following the date of grant.

(C) Price

Each employee and non-employee director option shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean between the high and low prices as quoted on the New York Stock Exchange Composite Transactions.

(D) Payment

The price at which shares may be purchased upon exercise of an employee or non-employee director option shall be paid in full at the time of exercise in cash, or, if permitted by the applicable committee, by means of tendering shares or other consideration valued at fair market value on the date of exercise, or any combination thereof. The applicable committee shall determine acceptable methods of tendering shares or other consideration. Delivery of shares by the Company to the optionholder upon exercise of an option may be deferred, as authorized by the appropriate committee.

6. PERFORMANCE SHARES

The Committee may grant performance shares to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish the number of performance shares to be earned if Company performance objectives are met. The performance objectives shall be stated in terms of cash flow return on gross capital employed in the Company's business ("CRC"). CRC equals the total of net income plus depreciation, goodwill amortization and after-tax net interest divided by the total of capital plus accumulated depreciation minus goodwill and short-term investments. After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of those performance objectives within a performance period. The actual levels of CRC to be achieved, and the length of the performance period and other terms and conditions of the performance shares, shall be determined by the Committee.

To the extent performance shares are forfeited or the grant of performance shares has expired or is surrendered, canceled or terminated, the shares subject to the grant shall be available for future grants if within other Plan limitations.

7. OTHER AWARDS

In limited circumstances where the Committee determines that the use of stock options is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan.

The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee.

8. TRANSFERS

Except as otherwise provided by the appropriate committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled had the award not been transferred. Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

9. ADJUSTMENTS

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the appropriate committee shall equitably adjust (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

10. GENERAL PROVISIONS

The Company shall have the right to deduct from any payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any applicable committee regulations, to pay the amount of such withholding taxes in shares.

No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity. The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

11. AMENDMENT

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on date of grant, or (iv) materially modify the requirements as to eligibility for participation in the Plan. The provisions of the Plan pertaining to the awards to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

12. EFFECTIVE AND TERMINATION DATES

The Plan will become effective if and when approved by shareholders holding a majority of the Company's outstanding common shares entitled to vote at the 1998 annual meeting of shareholders.

No awards shall be granted under the Plan after December 31, 2007. Awards granted before that date shall remain valid thereafter in accordance with their terms.

Admission to the Annual Meeting

Shareholders who plan to attend the 1998 annual meeting of shareholders may apply for admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank name should obtain certification of ownership to bring to the meeting.








Eaton Corporation
Eaton Center
Cleveland, Ohio 44114-2584
--------------------------------------------------------------------------------
                                                                    [EATON LOGO]

         EATON CORPORATION

         EATON CENTER
         CLEVELAND, OHIO 44114-2584

         -------------------------------------------------------------------
                                                  (LOGO)
    P
    R    The undersigned hereby appoints S. R. Hardis, G. L. Gherlein and E.
    O    R. Franklin as proxies, each with the power to appoint his
    X    substitute, and hereby authorizes them to represent and to vote, as
    Y designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on February 23, 1998, at the annual meeting of shareholders to be held at the Eaton Corporation Innovation Center, 26201 Northwestern Highway, Southfield, Michigan, on April 22, 1998, at 11:00 a.m. local time and at any adjournments thereof.

         Election of Directors: N. A. Armstrong, E. Green, A. W. Reynolds

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1, #2 AND #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
         ENVELOPE.






                                                                SEE REVERSE
                                                                   SIDE

                 --           FOLD AND DETACH HERE           --

          [ X ]   PLEASE MARK YOUR     [                                 [  954
                  VOTES AS IN THIS
                  EXAMPLE.


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION
                  IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEMS
                  #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                           FOR        WITHHELD                                     FOR     AGAINST     ABSTAIN
    1. Election of        [   ]        [   ]          2. Approve 1998              [  ]      [  ]       [  ]
       Directors                                         Stock Plan
      (see reverse)

                                                                                   FOR     AGAINST     ABSTAIN
    For, except vote withheld from the                3. Ratify appointment        [  ]      [  ]       [  ]
    following nominee(s):                                of Independent
    __________________________________________           Auditors

                                                      4. In their discretion, the proxies are authorized to
                                                         vote upon such other business as may properly
                                                         come before the meeting.

                                                         Please sign exactly as  name appears hereon. Joint
                                                         owners should each sign. When signing as attorney,
                                                         executor, administrator, trustee or guardian,
                                                         please give full title as such.

                                                         ____________________________________________________

                                                         ____________________________________________________
                                                         SIGNATURE(S)                          DATE

--------------------------------------------------------------------------------

                      --      FOLD AND DETACH HERE      --


                               EATON CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                     WEDNESDAY, APRIL 22, 1998, 11:00 A.M.

                      EATON CORPORATION INNOVATION CENTER
                           26201 NORTHWESTERN HIGHWAY
                              SOUTHFIELD, MICHIGAN

         CONFIDENTIAL VOTING INSTRUCTIONS
         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Share Purchase and Investment Plan ("Plan"):
         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy in connection with (a) all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date ("allocated shares") and (b) the proportionate number of common shares of Eaton Corporation which are not allocated to the account of any participant ("unallocated shares") as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions, in each case at the annual meeting of shareholders of Eaton Corporation to be held at the Eaton Corporation Innovation Center, 26201 Northwestern Highway, Southfield, Michigan, on April 22, 1998, at 11:00 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1, #2 and #3 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, allocated shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the allocated shares for which it receives voting instructions. Unallocated shares are voted by the Trustee as directed by the participants, acting as a Named Fiduciary, who return signed voting instruction cards. (Any participant wishing to vote the unallocated shares differently from the allocated shares may do so by requesting a separate voting instruction card from Key Trust Company of Ohio, N.A. at 127 Public Square, Mail Code:
         OH-01-27-1402, Cleveland, Ohio 44114-1306, (216) 689-3728.)

         Election of Directors:  N. A. Armstrong, E. Green, A. W. Reynolds


                                                                SEE REVERSE
                                                                   SIDE

                 --           FOLD AND DETACH HERE           --

          [ X ]   PLEASE MARK YOUR     [                                 [ 2826
                  VOTES AS IN THIS
                  EXAMPLE.


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION
                  IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEMS
                  #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                           FOR        WITHHELD                                     FOR     AGAINST     ABSTAIN
    1. Election of        [   ]        [   ]          2. Approve 1998              [  ]      [  ]       [  ]
       Directors                                         Stock Plan
      (see reverse)

                                                                                   FOR     AGAINST     ABSTAIN
    For, except vote withheld from the                3. Ratify appointment        [  ]      [  ]       [  ]
    following nominee(s):                                of Independent
    __________________________________________           Auditors

                                                      4. In their discretion, the proxies are authorized to
                                                         vote upon such other business as may properly
                                                         come before the meeting.

                                                         Please sign date and return promptly in the
                                                         enclosed envelope to protect confidentiality.

                                                         _______________________________________________________
                                                         SIGNATURE                                DATE


--------------------------------------------------------------------------------

                      --      FOLD AND DETACH HERE      --


                               EATON CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                     WEDNESDAY, APRIL 22, 1998, 11:00 A.M.

                      EATON CORPORATION INNOVATION CENTER
                           26201 NORTHWESTERN HIGHWAY
                              SOUTHFIELD, MICHIGAN

         CONFIDENTIAL VOTING INSTRUCTIONS
         To Key Trust Company of Ohio, N.A., Trustee for the Plans listed below ("Plans"):
         The undersigned, as a participant in the (a) Eaton Corporation 401(k) Savings Plan for Hourly Employees of the Airflex Division,
         (b) Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division Hutchinson Plant, (c) Eaton Corporation Lincoln Plant Share Purchase and Investment Plan and Trust, (d) Eaton Corporation Wauwatosa Union Plan and Trust, (e) Eaton Corporation Winamac Plant Hourly and Investment Plan and Trust, and/or the (f) Eaton Corporation 401(k) Savings Plan and Trust, ((a) through (f) being the "Group A Participants"), (g) Eaton Corporation Cutler-Hammer Represented Employees and/or (h) Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan, ((g) and (h) being the "Cutler-Hammer Group Participants") hereby directs the Trustee to vote in person or by proxy all common shares of the Eaton Corporation credited to the undersigned's account under the Plan ("Plans") on the record date (the "Credited Eaton Shares") for the annual meeting of shareholders of Eaton Corporation to be held at the Eaton Corporation Innovation Center, 26201 Northwestern Highway, Southfield, Michigan, on April 22, 1998, at 11:00 a.m. local time and at any adjournments thereof. The Group A Participants and the Cutler-Hammer Group Participants, by issuing their instructions on this card, confirm that they have received a copy of the Supplemental Voting Directions Statement which accompanies this card, that they are acting as a Named Fiduciary and that their vote is amended to incorporate the additional shares described on the Supplemental Voting Directions Statement. The Trustee is hereby instructed to vote FOR items #1, #2 and #3 unless contrary voting instructions are indicated on the reverse side of this card.

         Election of Directors:  N. A. Armstrong, E. Green, A. W. Reynolds


                                                               SEE REVERSE
                                                                   SIDE

                 --           FOLD AND DETACH HERE           --

          [ X ]   PLEASE MARK YOUR     [                                 [ 2840
                  VOTES AS IN THIS
                  EXAMPLE.


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION
                  IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEMS
                  #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                           FOR        WITHHELD                                     FOR     AGAINST     ABSTAIN
    1. Election of        [   ]        [   ]          2. Approve 1998              [  ]      [  ]       [  ]
       Directors                                         Stock Plan
      (see reverse)

                                                                                   FOR     AGAINST     ABSTAIN
    For, except vote withheld from the                3. Ratify appointment        [  ]      [  ]       [  ]
    following nominee(s):                                of Independent
    __________________________________________           Auditors

                                                      4. In their discretion, the proxies are authorized to
                                                         vote upon such other business as may properly
                                                         come before the meeting.

                                                         Please sign date and return promptly in the
                                                         enclosed envelope to protect confidentiality.

                                                         _______________________________________________________
                                                         SIGNATURE                                DATE


--------------------------------------------------------------------------------

                      --      FOLD AND DETACH HERE      --


                               EATON CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                     WEDNESDAY, APRIL 22, 1998, 11:00 A.M.

                      EATON CORPORATION INNOVATION CENTER
                           26201 NORTHWESTERN HIGHWAY
                              SOUTHFIELD, MICHIGAN

         EATON CORPORATION
         EATON CENTER
         CLEVELAND, OHIO 44114-2584

    P    -----------------------------------------------------------------------
    R    The undersigned hereby appoints S. R. Hardis, G. L. Gherlein and E.
    O    R. Franklin as proxies, each with the power to appoint his
    X    substitute, and hereby authorizes them to represent and to vote, as
    Y designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on February 23, 1998, at the annual meeting of shareholders to be held at the Eaton Corporation Innovation Center, 26201 Northwestern Highway, Southfield, Michigan, on April 22,
         1998, at 11:00 a.m. local time and at any adjournments thereof.

         Election of Directors: N. A. Armstrong, E. Green, A. W. Reynolds


                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1, #2 AND #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.







                                  SEE REVERSE
                                      SIDE

          [ X ]   PLEASE MARK YOUR     [                                 [  954
                  VOTES AS IN THIS
                  EXAMPLE.


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION
                  IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEMS
                  #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.
    -------------------------------------------------------------------------------------------------------------------------
                           FOR        WITHHELD                                     FOR     AGAINST     ABSTAIN
    1. Election of        [   ]        [   ]          2. Approve 1998              [  ]      [  ]       [  ]
       Directors                                         Stock Plan
      (see reverse)

                                                                                   FOR     AGAINST     ABSTAIN
    For, except vote withheld from the                3. Ratify appointment        [  ]      [  ]       [  ]
    following nominee(s):                                of Independent
    __________________________________________           Auditors
                                                      4. In their discretion, the proxies are authorized to
                                                         vote upon such other business as may properly
                                                         come before the meeting.

                                                         Please sign exactly as  name appears hereon. Joint
                                                         owners should each sign. When signing as attorney,
                                                         executor, administrator, trustee or guardian,
                                                         please give full title as such.

                                                         ____________________________________________________

                                                         ____________________________________________________
                                                         SIGNATURE(S)                          DATE


                                                                   CUTLER-HAMMER

                    SUPPLEMENTAL VOTING DIRECTIONS STATEMENT
                                      FOR

             EATON CORPORATION CUTLER-HAMMER REPRESENTED EMPLOYEES
           CUTLER-HAMMER DE PUERTO RICO, INC. RETIREMENT SAVINGS PLAN
                                 (THE "PLANS")

This Supplemental Voting Directions Statement is being furnished to participants and former participants in the above-described Plans who held shares of the Eaton Corporation as part of their account in those Plans.

Under the Plans, Eaton shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the shares for which it receives voting instructions.

                                                                           PRISM

                    SUPPLEMENTAL VOTING DIRECTIONS STATEMENT
                                      FOR

   EATON CORPORATION 401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES OF THE AIRFLEX
                                    DIVISION
         EATON CORPORATION INVESTMENT PLAN FOR HOURLY EMPLOYEES OF THE
                      HYDRAULICS DIVISION HUTCHINSON PLANT
  EATON CORPORATION LINCOLN PLANT SHARE PURCHASE AND INVESTMENT PLAN AND TRUST
                EATON CORPORATION WAUWATOSA UNION PLAN AND TRUST
      EATON CORPORATION WINAMAC PLANT HOURLY AND INVESTMENT PLAN AND TRUST
                EATON CORPORATION 401(k) SAVINGS PLAN AND TRUST
                                 (THE "PLANS")

This Supplemental Voting Directions Statement is being furnished to participants and former participants in the above-described Plans who held shares of the Eaton Corporation as part of their account in any of the Plans, and who execute and return the Confidential Voting Instructions Card in connection with the annual meeting of shareholders of Eaton Corporation to be held on April 22, 1998.

Under the Plans, in addition to voting the Credited Eaton Shares as defined on the Confidential Voting Instructions Card, each Participant has the right to issue instructions relating to a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely directions (the "Unvoted Shares"). Unless a participant shall issue different instructions, the Trustee shall follow the instructions given by participants who submit a signed Confidential Voting Instructions Card. (Any participant wishing to vote the Unvoted Shares differently from the voted shares may do so by requesting a separate voting instructions card from Key Trust Company of Ohio, N.A. at 127 Public Square, Mail Code: OH-01-27-1402, Cleveland, Ohio 44114-1306, (216)689-3728). As a result, by executing and returning a Confidential Voting Instructions Card, you will also be issuing an instruction to vote the proportionate share of the Unvoted Shares.

                                                           CONSOLIDATED CONTROLS

                    EATON CORPORATION CONSOLIDATED CONTROLS
                           PROFIT SHARING PLAN TRUST

Dear Participant:

As a participant in the Eaton Corporation Consolidated Controls Profit Sharing Plan (the "Plan"), you have the right to direct Fidelity Management Trust Company ("Fidelity") as trustee of the Plan on how to vote the Eaton Corporation common shares credited to your account under the Plan.

The enclosed proxy card will also serve as a trustee instruction card that you may use to give voting instructions to Fidelity. Your directions to Fidelity will be kept confidential.

If First Chicago Trust Company of New York, which is acting as the tabulating agent, receives your proxy card by April 16, 1998, Fidelity will vote all shares credited to your account under the Plan as instructed.

If First Chicago Trust Company of New York does not receive your instruction card by April 16, 1998, Fidelity will vote the common shares credited to your account in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.